UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 16, 2012, CoreSite Realty Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1.  Election of directors, each to serve until the 2013 Annual Meeting of Stockholders or until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	17,479,974	717,501	1,245,072
Thomas M. Ray	18,036,976	160,499	1,245,072
James A. Attwood, Jr.	18,034,750	162,725	1,245,072
Michael Koehler	17,988,345	209,130	1,245,072
Paul E. Szurek	17,727,709	469,766	1,245,072
J. David Thompson	17,638,199	559,276	1,245,072
David A. Wilson	17,985,911	211,564	1,245,072

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,413,426	22,132	6,989	0

Proposal 3.  Resolution to approve, on a non-binding, advisory basis, executive compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,998,745	184,301	14,429	1,245,072

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	CORESITE REALTY CORPORATION

	By:	/s/ Thomas M. Ray
Name: Thomas M. Ray
Title: President and Chief Executive Officer